UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 22, 2009

W. R. GRACE & CO.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009-2011 Long Term Incentive Plan

On April 22, 2009, the U.S. Bankruptcy Court for the District of Delaware approved the terms of the W. R. Grace & Co. (“Grace”) 2009-2011 Long-Term Incentive Program (“2009 LTIP”) for officers, including all executive officers, and certain other key employees of Grace.  Grace expects the 2009 LTIP will cover approximately 190 employees worldwide.  Awards under the 2009 LTIP are payable in cash and options to purchase Grace Common Stock.  The stock option portion is to be issued on the terms and conditions of the Grace 2000 Stock Incentive Plan, as amended.

The pool available to fund the cash portion of the 2009 LTIP is $6.25 million assuming Grace performs at the target level (excluding awards to the Chief Executive Officer).  The remaining value of the awards ($6.25 million) will comprise the stock option portion (excluding awards to the Chief Executive Officer).  The aggregate value available for the cash and stock option portions of the 2009 LTIP represents a decrease of $3.3 million from the pool available to fund the 2008 LTIP for employees other than the Chief Executive Officer (assuming Grace performs at the target level).

The cash portion of the 2009 LTIP is to be payable based on the compound annual growth in Grace’s pre-tax income from core operations (calculated as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary Financial Information and Metrics” in the Grace 2008 Annual Report on Form 10-K as filed with the SEC), adjusted to eliminate the effect of:  certain unusual or one-time events; changes in pension expense (related to core operations) and long-term incentive program expense from year to year; and the effect of major acquisitions or divestments during the three-year performance period, using results for 2008 as the baseline (the “CAGR”).  For the 2009 LTIP, the CAGR target objective is 6% and the maximum compensable CAGR objective is 25%.  The 2009 LTIP cash payouts may range from $-0- to an amount equal to twice the target amount, based on Grace’s operating performance. No payouts are earned under the cash portion of the 2009 LTIP if the CAGR for the three-year performance period is zero or negative.

Employees who become entitled to cash award payments under the 2009 LTIP will generally be paid in two installments:  one in the first quarter of 2011 (as partial payment based on performance for the first two years of the three-year performance period), and the other in the first quarter of 2012 (which will consider performance for the complete three-year performance period and will be offset by the amount of the prior installment).  The Grace Board of Directors has discretion to interpret, amend, implement and terminate the 2009 LTIP.

The 2009 LTIP is attached as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	2009-2011 Long-Term Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Secretary

Dated: April 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	2009-2011 Long-Term Incentive Program